EXHIBIT 8(c)(iii)

                             SUBCUSTODIAN AGREEMENT

                                     between

                              BANKERS TRUST COMPANY

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                             Sub-Custodian Agreement

      State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110 (hereinafter called the "Custodian"), hereby appoints Bankers Trust Company, a New York banking corporation, having its principal place of business at 4 Albany Street, New York, New York 10015, (hereinafter called the "Sub-Custodian") to serve as Sub-Custodian and to hold such securities as the Custodian may designate on behalf of and upon the instructions of the appropriate entity listed on Exhibit A attached hereto (each a "Fund" and collectively, the "Funds") for which the Custodian is custodian, subject to the terms and conditions set forth herein.

1.    Representation by Sub-Custodian.

      The Sub-Custodian hereby represents that it is qualified to act as custodian for a registered investment company under the Investment Company Act of 1940, as amended, and that it has aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $25,000,000.

2.    Custodian Services.

      The Sub-Custodian shall hold in an account in the name of the Custodian, as custodian for the Funds, securities registered in the name of the Sub-Custodian's nominee (the "Account") and owned by each such Fund. Such securities shall be designated by the Custodian upon instructions of the appropriate Fund and shall consist of bonds or notes of any issue that (a) are tax exempt, (b) incorporate an adjustable interest rate that is convertible to interest rates determinable on a variable or a fixed rate basis, (c) entitle the owners of such securities to have such securities purchased at specified times and (d) require the services of a custodian (which may be the Sub-Custodian) to establish a book-entry system similar to that set forth in the Relevant Master Custody Agreement (as hereinafter defined in paragraph 13 hereof). Such securities may be commingled with other securities of the same issue or with other securities held in a fiduciary or custodial capacity but shall be physically segregated from all securities held in the Sub-Custodian's individual capacity or for its account. Subject to paragraph 13 hereof, the Sub-Custodian shall release and deliver such securities only upon receipt of instructions from the Custodian.

      The Sub-Custodian shall collect on a timely basis, and credit to each Fund's Sub-Custodial account, all income and other payments with respect to securities held under this Agreement to which such Fund is entitled as owner of the securities and shall notify the Custodian of any income or other payments that are not collected within a reasonable time after they become payable. Payments of income are to be made by wire advice to the account of each Fund so specified on Exhibit A.

      The Sub-Custodian shall at no time supervise the investment of, or advise or make any recommendations for the sale, purchase or other disposition of securities held under this Agreement.

All purchase and sale transactions shall be carried out by the Sub-Custodian only as the Custodian may instruct pursuant to paragraph 3 hereof.

3.    Instructions.

      Subject to paragraph 13 hereof, instructions furnished by the Custodian to the Sub-Custodian with respect to securities held by the Sub-Custodian under this Agreement shall be signed by such officer or officers of the Custodian as are authorized from time to time by the Custodian; provided, however, that the Sub-Custodian is authorized to accept and act upon orders from the Custodian, whether given orally, by telephone or otherwise, which the Sub-Custodian reasonably believes to be given by an authorized person and the Sub-Custodian shall be entitled to rely on such written or oral authorization provided it has no actual knowledge to the contrary. The Custodian shall confirm such orders in writing. The Sub-Custodian shall use the same care with respect to the receiving, safekeeping, handling and delivering of securities held under this Agreement as it uses in respect of its own similar securities, but it need not maintain any special insurance for the benefit of the Custodian or the Funds unless it may be required to do so by applicable law, in which case the costs of any such insurance shall be an additional charge to the Custodian or the Funds. The Sub-Custodian shall not be liable for any action taken or thing done by it in carrying out the terms and provisions of this Agreement or the Relevant Master Custody Agreement if done in good faith and without negligence or wilful misconduct on the Sub-Custodian's part. The Custodian shall not be liable for any action taken or thing done by it in carrying out the terms and provisions of this Agreement if done in good faith and without negligence or misconduct on the Custodian's part. The Sub-Custodian shall have no authority to select any broker or similar agent used to effect the purchase and sale of securities.

4.    Ownership Certificates for Tax Purposes and Indemnification.

      The Sub-Custodian shall execute, as Custodian (as defined in Section 13 hereof), any necessary declarations or certificates of ownership required under any tax law now or hereafter in effect.

      The Custodian agrees to indemnify the Sub-Custodian and any nominee in whose name securities hereunder are registered against, and hold it harmless from, any liabilities, and any related out-of-pocket expenses, which it may incur in connection with this Agreement, other than any liabilities and expenses arising out of that Sub-Custodian's bad faith, wilful misconduct or negligence. The Sub-Custodian agrees to indemnify the Custodian against, and to hold it harmless from, any liabilities, and any related out-of-pocket expenses, which it may incur in connection with this Agreement which arise out of the Sub-Custodian's bad faith, negligence or wilful misconduct.

      At the election of the Custodian, it shall be entitled to be subrogated to the rights of the Sub-Custodian with respect to any claim against any person the Sub-Custodian may have as a consequence of any such loss, expense or damage, if, and to the extent the Custodian has not been made whole for any such loss, expense or damage.

5.    Reports by Sub-Custodian's Independent Public Accountants.

      To the extent permitted by applicable law the Sub-Custodian shall provide the Custodian, upon request, with any quarterly or annual reports prepared in the normal course of business of the Sub-Custodian by the Sub-Custodian's independent public accountants on the accounting system, internal accounting controls and procedures for safeguarding securities relating to the services provided by the Sub-Custodian under this Agreement.

6.    Access to Records.

      To the extent permitted by applicable law the Sub-Custodian will not refuse any reasonable request for inspection and audit on its books and records by an agent of a Fund or Custodian.

7.    Cooperation.

      The Sub-Custodian shall cooperate with each Fund and Custodian and their respective independent public accountants in connection with annual and other audits of the books and records of Custodian or the Fund.

8.    Compensation of Sub-Custodian.

      The Sub-Custodian shall be entitled to reasonable compensation for its services and expenses as Sub-Custodian, as agreed upon in writing (at the time of delivery of the Agreement) from time to time by and between the Sub-Custodian and the Custodian.

9.    Effective Period, Termination and Amendment.

      This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto, and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however, that the Agreement shall not be amended or terminated in contravention of any applicable federal or state regulations, or any provision of the custodial agreements entered into between the Custodian and the separate Funds, and further, provided that the Custodian may immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Sub-Custodian by the appropriate federal supervisory authority or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

      Upon termination of this Agreement, the Sub-Custodian shall promptly deliver to the Custodian in person in New York or by registered mail all property by delivery of appropriate certificates then held by the Sub-Custodian under this Agreement.

10.   Interpretive and Additional Provisions.

      In connection with the operation of this Agreement, the Sub-Custodian and the Custodian may from time to time agree in writing on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement, which shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the custodian agreements entered into between the Custodian and the separate Funds. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

11.   New York Law to Apply.

      This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

12.   Communications Received by the Sub-Custodian.

      The Sub-Custodian shall promptly transmit to the Custodian all communications it receives concerning the securities it holds under this Agreement and shall furnish statements of account in such manner and frequency as the Sub-Custodian and the Custodian shall agree.

      All communications required or permitted to be given under this Agreement shall be in writing (including telecopy or telegraph) unless expressly provided otherwise, and addressed as follows:

      (a)  If to the Sub-Custodian:    Bankers Trust Company
                                       4 Albany Street
                                       New York, New York 10015
                                       Attn: Corporate Trust and
                                             Agency Group

      (b)  If to the Custodian:        State Street Bank & Trust Company
                                       Mutual Fund Services
                                       P.O. Box 1713
                                       Boston, MA 02105
                                       Attention:

13.   Acknowledgement and Consent to Relevant Master Custody Agreement.

      The Custodian acknowledges that such of the entities named on Exhibit B hereto (as such Exhibit may be amended from time to time by notice from the Sub-Custodian to the Custodian) has been appointed remarketing agent (each a "Remarketing Agent") for certain series of securities held in custody pursuant to this Agreement and that such Remarketing Agent and Bankers Trust Company, as Custodian, (the "Master Custodian") have entered into a Master Custody Agreement identified in such Exhibit as such Master Custody Agreement may be amended or supplemented from time to time (each, a "Relevant Master Custody Agreement") for the benefit of the owners of such series of securities held in custody pursuant to this Agreement to promote the transfer of such series of securities remarketed by such Remarketing Agent through a book-entry system maintained by the Master Custodian. The Sub-Custodian will provide, upon request of the Custodian, copies of each Relevant Master Custody Agreement for each series of securities held in custody hereunder.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed this 15th day of August, 1989.



ATTEST:                                BANKERS TRUST COMPANY


/s/ [ILLEGIBLE]                        BY: /s/ [ILLEGIBLE]
---------------------------                -------------------------------------
    Assistant Secretary                    Title: Assistant Vice President



ATTEST:                                STATE STREET BANK AND TRUST COMPANY


/s/ [ILLEGIBLE]                        BY: /s/ [ILLEGIBLE]
---------------------------                -------------------------------------
    Assistant Secretary                            Vice President

                                    EXHIBIT B

                                         Date of Relevant
      Name of                            Master Custody
    Remarketing                          Agreement with
       Agent                             Bankers Trust Company
    -----------                          ---------------------

Drexel Burnham Lambert Incorporated      July 1, 1987
Tucker Anthony
Shearson Lehman Hutton                   October 1, 1989
Smith Barney, Harris Upham & Co.         November 1, 1989

          STATE STREET BANK & TRUST/BANKERS TRUST COMPANY SUBCUSTODIAL
                     ARRANGEMENT FOR "DAILY DEMAND" PROGRAM

                              Operating Procedures

Subject to the Subcustodian Agreement dated August 15, 1989 as executed between State Street Bank & Trust Company as Custodian, Bankers Trust Company as Subcustodian, and the involved Funds (the "Agreement")

I.    Authorizations

Attached is a listing of the State Street Bank & Trust Company ("State Street") personnel authorized to provide instructions to Bankers Trust Company as Subcustodian ("BTCo") under the terms of the agreement (Exhibit C to the Agreement). BTCo representatives by function are:

             Purchase/Sale - Instructions & Settlement Confirmation
             ------------------------------------------------------

                         Beverlyn Ebanks (212) 250-6770
                   Vanessa Belfon (212) 250-6587 (BACKUP ONLY)

          Interest Payment, Position, Historical Transaction Inquiries
          ------------------------------------------------------------

                         Beverlyn Ebanks (212) 250-6770

                          Subcustodial Responsibilities
                          -----------------------------

                          Susan Kaufmann (212) 250-6565

II.   Standing Instructions

State Street's standing instructions for interest/redemption proceeds in Federal Funds are specified on Exhibit A to the Agreement.

III.  Purchases

When a Fund enters into a transaction with a remarketing agent as identified in the appropriate agreement (Exhibit B to the Agreement) ("Remarketing Agent") to purchase a "Daily Demand" position, the Fund will notify a State Street administrator. The State Street administrator will provide trade authorization information using the Trade Instruction/Confirmation Form (Exhibit D to the Agreement) to BTCo via telecopier by 11:00 am if State Street has received instructions by 11:00 am. BTCo telecopier numbers are:

                                 (212) 250-6358
                           (212) 250-6727 BACK UP ONLY

State Street will notify BTCo of transmissions via telephone and BTCo will acknowledge receipt of instructions via telephone. BTCo will follow the verification procedures (see V below) and confirm receipt of securities in settlement of the transaction on settlement date using the Trade Instruction/Confirmation Form (Exhibit D to the Agreement) to State Street via telecopier by 1:30 PM as identified on Exhibit D to the Agreement. Oral instructions may be accepted where time is of the essence to minimize fails as long as followed immediately by normal instruction.

State Street will then forward a Fed Funds wire to Remarketing Agent for the purchase amount.

In the event that time guidelines can not be adhered to, instruction relay and confirmation will to handled on a "best efforts" basis.

IV.   Sales.

The basic procedures and time guidelines for settlement of sale transactions are as indicated above for purchases. When a fund enters into a transaction with Remarketing Agent to sell a "Daily Demand" position, the Fund will notify a State Street administrator. The State Street administrator will provide trade authorization information to BTCo via telecopier, BTCo will acknowledge and follow Verification procedures.

BTCo will withdraw securities from the Fund inventory and, upon receipt of funds from the appropriate party per the Master Custody Agreement, will forward a Fed Funds wire to State Street for the account of a specifically named Fund as identified on Exhibit A to the Agreement for the sale amount.

BTCo will confirm delivery of securities in settlement of the transaction on settlement date to State Street via telecopier.

V.    Verification

BTCo will compare all instructions to Remarketing Agent's instructions and advise State Street of any discrepancies. State Street will contact the Fund and report back to BTCo on the discrepancies. Trades will not be settled until verified by all parties. All charges to the original instructions must be documented and authorized by State Street (using the trade instruction/confirmation form attached) and forwarded to BTCo via telecopier. All trades which cannot be settled on intended settlement date will be considered failed trades and followed for settlement on subsequent business days.

VI.   Interest

Interest will be wired in Fed Funds by BTCo to State Street on the dated that BTCo receives interest payment value. Payments of income are to be made by wire advice to State Street for the account of each fund as specified on Exhibit A to the Agreement.

VII.  Stated Maturity Redemptions

BTCo will present all securities for redemption in sufficient time to receive redemption proceeds at stated maturity date. Redemption proceeds will be wired in Fed Funds by BTCo to State Street on the date that BTCo receives redemption proceeds value. Payments of proceeds for maturities are to be made by wire advice to State Street for the account of each fund so specified on Exhibit A to the Agreement.

VIII. Month End Reporting

BTCo will mail daily transaction confirmation statements and a monthly statement of position as of the last business day of each month to State Street at:

                          State Street Bank & Trust Co.
                          P.O. Box 1713
                          Boston, MA 02105
                          Attn: Jerry Farrell
                                Fiduciary Control Dept.

IX.   Applicability of Operating Procedures

These procedures will apply for all Funds approved for the subcustodial arrangement for whom a Subcustodial Agreement has been fully executed. The Funds as set forth on Exhibit A will be covered by these procedures. As additional Funds enter into a Subcustodian Agreement, Exhibit A will be amended. Unless otherwise set forth in writing, these operating procedures shall apply as stated to all funds listed on Exhibit A.

The procedures set forth in this "working document" will be met on a "best efforts" basis and shall remain in force until amended by an instrument that is agreed to and signed by both parties or until such time that the Subcustodian Agreement is terminated.


Agreed to & accepted by:

State Street Bank & Trust Company
as Custodian


By: E.D. Hawkes, Jr.                   Signature: /s/ E.D. Hawkes, Jr.
    ---------------------------                   ------------------------------
Title: VICE PRESIDENT                  Date: SEP 18 1989

Bankers Trust Company

as Subcustodian


By: [ILLEGIBLE]                        Signature: /s/ [ILLEGIBLE]
    ---------------------------                   ------------------------------
Title:  Assistant Vice President       Date: Sept 30, 1989

                        [LOGO] LETTERHEAD OF STATE STREET

                       Bankers Trust Daily Demand Program

Trade Authorization

State Street Bank & Trust Company authorizes Bankers Trust to
____________________________ the following securities for the account of:
Receive (Buy)/Deliver (Sell)

Fund Name ____________________________  Fund # _________________________________

Trade Date _________________________   Settlement Date _________________________

Broker____________________________________

Security Description____________________________________________________________

Cusip # ________________________

Par Value ________________________________ X  Unit Price________________________

+ Accrued Interest ___________________________ = Net Amount ____________________

Account Controller _____________________________________

Authorization __________________________________________

Authorization __________________________________________

________________________________________________________________________________

Transaction Confirmation

Please confirm this transaction by signing below and returning by fax to (617) 786-

Confirmed by: ___________________________   Title: _____________________________
              Bankers Trust

________________________________________________________________________________

Payment for Buys

Upon confirmation by Bankers Trust, State Street Bank & Trust Co. will wire fed funds to: _____________________________


FC0367L

            BANTERS TRUST DAILY DEMAND PROGRAM SUBCUSTODIAN AGREEMENT
                                   EXHIBIT #A
                              DATED August 15, 1989
                                 APPROVED FUNDS

THE AUTHORIZED FUNDS PURSUANT TO SECTION IX. OF THE OPERATING PROCEDURES ARE:

      Wire instructions containing Account Location, Name and Fund Number for receipt of funds pursuant to Section 2 of this Agreement are as follows:

      ABA Routing Number: 0110-000-28
      STATE ST BOS/ (insert appropriate fund name and number identified below)

      Name of Fund                              Fund Number
      ------------                              -----------

Scudder Fund, Inc.
    Scudder Managed Tax-Free Fund                  4506
Scudder Institutional Fund, Inc.
    Scudder Institutional Tax-Free Portfolio       4510